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                                                                    EXHIBIT 15.1

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20548


                            Re:  NSTAR
                                 Registration on Form S-3


We are aware that our reports dated April 22, 1999 and July 22, 1999 on our reviews of interim financial information of BEC Energy as of and for the periods ended March 31, 1999 and June 30, 1999, respectively, and included in BEC Energy's quarterly reports on Form 10-Q for the quarters then ended, are incorporated by reference in this registration statement. We are also aware that our report dated November 15, 1999 on our review of interim financial information of NSTAR as of and for the period ended September 30, 1999 and included in the NSTAR's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the act.



                                        /s/ PRICEWATERHOUSECOOPERS LLP



Hartford, Connecticut
January 13, 2000